                                                                                                                                                                                        Exhibit 10.16

FREEPORT-McMoRan COPPER & GOLD INC.

Form of

NOTICE OF GRANT OF

NONQUALIFIED STOCK OPTIONS AND LIMITED RIGHTS

UNDER THE

1999 STOCK INCENTIVE PLAN

1.(a)

Pursuant to the Freeport-McMoRan Copper & Gold Inc. 1999 Stock Incentive Plan (the “Plan”), _________________ (the “Optionee”) is hereby granted effective _______________, 19,___, Options to purchase from the Company, on the terms and conditions set forth in this Notice and in the Plan, [           ] shares of the Class ___ Common Stock of the Company at a purchase price of $[          ] per Share.

(b)

Defined terms not otherwise defined in Section 12 of this Notice shall have the meanings set forth in Section 2 of the Plan.

(c)

The Options granted hereunder are intended to constitute nonqualified stock options and are not intended to constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. (a)

All Options granted hereunder shall terminate on [                       ] unless terminated earlier as provided in Section 5 of this Notice.

(b)

The Options granted hereunder shall become exercisable in installments as follows:

Date Exercisable

Number of Shares

(c)

The Options granted hereunder may be exercised with respect to all or any part of the Shares comprising each installment as the Optionee may elect at any time after such Options become exercisable until the termination date set forth in Section 2(a) or Section 5, as the case may be.

(d)

Notwithstanding the foregoing provisions of this Section 2, the Options granted hereunder shall immediately become exercisable in their entirety at such time as there shall be a Change in Control of the Company.

3.

Upon each exercise of the Options granted hereunder, the Optionee shall give written notice to the Company, which shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the aggregate purchase price thereof (which payment may be made in Shares owned by the Optionee), in accordance with procedures established by the Committee.  Such exercise shall be effective upon receipt by the Company of such notice in good order and payment.

4. (a)

Pursuant to the Plan, the Optionee is also hereby granted a Limited Right in respect of each Share subject to the Options granted in Section 1 of this Notice.

(b)

Each Limited Right will entitle the Optionee to receive the excess, if any, of the Offer Price on the date of exercise over the purchase price set forth in Section 1 of this Notice, such amount to be payable only in cash.  Upon the exercise of a Limited Right with respect to any Share subject to option hereunder, the corresponding Option to purchase such Share under the terms of this Notice shall be canceled.

(c)

No Limited Right shall be exercisable before the first day after the expiration date of an Offer or after the ninetieth day after the expiration date of such Offer.  All Limited Rights granted hereunder shall terminate on the date specified in Section 2(a) of this Notice unless terminated earlier as provided in Section 5 of this Notice.

5. (a)

Except as set forth in this Section 5, the Options and Limited Rights provided for in this Notice shall immediately terminate on the date that the Optionee ceases for any reason to be an Eligible Individual.

(b)

If the Optionee ceases to be an Eligible Individual for any reason other than death, Disability, Retirement or termination for Cause, any Option or Limited Right granted hereunder that is then exercisable shall remain exercisable in accordance with the terms of this Notice within three months after the date of such cessation, but in no event shall any such Option or Limited Right be exercisable after the termination dates specified in Section 2(a) and 4(c), respectively.

(c)

If the Optionee ceases to be an Eligible Individual by reason of the Optionee’s Disability or Retirement, (i) any Option granted hereunder that is exercisable on the date of such cessation, as well as any Option granted hereunder that would have become exercisable within one year after the date of such cessation had the Optionee continued to be an Eligible Individual, shall remain exercisable in accordance with the terms of this Notice within three years after the date of such cessation, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a), and (ii) any Limited Right in respect of an Option granted hereunder remaining exercisable in accordance with clause (i) hereof shall remain exercisable in accordance with the terms of this Notice within three months after the date of such cessation, but in no event shall any such Limited Right be exercisable after the termination date specified in Section 4(c).

(d) (i)

If the Optionee ceases to be an Eligible Individual as a result of the Optionee’s death, any Option granted hereunder that is exercisable on the date of such death, as well as any Option granted hereunder that would have become exercisable within one year after the date of such death had the Optionee continued to be an Eligible Individual, shall remain exercisable by the Optionee’s Designated Beneficiary in accordance with the terms of this Notice until the third anniversary of the date of such death, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(ii)

If the Optionee dies after having ceased to be an Eligible Individual and any Option granted hereunder is then exercisable in accordance with the provisions of this Section 5, such Option will remain exercisable by the Optionee’s Designated Beneficiary in accordance with the terms of this Notice until the third anniversary of the date the Optionee ceased to be an Eligible Individual, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(iii)

No Limited Rights granted hereunder may be exercised following the Optionee’s death.

(e)

If the Optionee ceases to be an Eligible Individual by reason of the Optionee’s termination for Cause, any Option or Limited Right granted hereunder that is exercisable on the date of such cessation shall terminate immediately.

6.

The Options and Limited Rights granted hereunder are not transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and shall be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s duly appointed legal representative.

7.

All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 1615 Poydras Street, New Orleans, Louisiana 70112, addressed to the attention of the Secretary; and, if to the Optionee, shall be delivered personally or mailed to the Optionee at the address on file with the Company.  Such addresses may be changed at any time by notice from one party to the other.

8.

The terms of this Notice shall bind and inure to the benefit of the Optionee, the Company and the successors and assigns of the Company and, to the extent provided in the Plan and in this Notice, the Designated Beneficiaries and the legal representatives of the Optionee.

9.

This Notice is subject to the provisions of the Plan.  The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would impair the rights of the Optionee hereunder may not be made without the Optionee’s consent.  The Committee may amend, modify or terminate this Notice and any of the Options and Limited Rights granted hereunder at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, to change the date or dates as of which the Options and Limited Rights granted hereunder become exercisable.  Notwithstanding the foregoing, no such amendment, modification or termination may impair the rights of the Optionee hereunder without the Optionee’s consent.  Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Optionee.

10.

The Optionee is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the exercise of any Option or Limited Right granted hereunder, in accordance with procedures established by the Committee, as a condition to receiving any certificates for securities or cash payments resulting from the exercise of any such Award.

11.

Nothing in this Notice shall confer upon Optionee any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate Optionee’s employment relationship with the Company or any of its Subsidiaries at any time.

12.

As used in this Notice, the following terms shall have the meanings set forth below.

(a)

“Cause” shall mean any of the following: (i) the commission by the Optionee of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Optionee in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Optionee of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Optionee to carry out a directive of his superior, employer or principal, or (v) the breach of the Optionee of the terms of his engagement.

(b)

“Change in Control” shall mean the earliest of the following events:  (i) any person or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire beneficial ownership of more than 20% of all classes and series of the Company’s outstanding stock (exclusive of stock held in the Company’s treasury or by the Company’s Subsidiaries), taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a “Transaction”), such that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the board of directors of the corporation that shall thereafter be in control of the companies that were parties to or otherwise involved in such Transaction or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction.

(c)

“Disability” shall mean long-term disability, as defined in the Company’s long-term disability plan.

(d)

“Retirement” shall mean early, normal or deferred retirement of the Optionee under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Optionee that is deemed by the Committee to constitute a retirement.

FREEPORT-McMoRan COPPER & GOLD INC.

By: